Calculation of Filing Fee Tables
S-8
MILESTONE SCIENTIFIC INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	17,250,000	$ 0.47	$ 8,107,500.00	0.0001381	$ 1,119.65
Total Offering Amounts:						$ 8,107,500.00		$ 1,119.65
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,119.65
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock of Milestone Scientific Inc. (the "Registrant") that become issuable under the Registrant's Amended and Restated 2020 Equity Incentive Plan, including the Registrant's 2026 Performance Incentive Sub-Plan to such plan (together, the "2020 Plan") set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant's common stock, as applicable. Represents 17,250,000 additional shares of common stock reserved for issuance under the 2020 Plan, including shares that may be issued in settlement of awards granted under the Registrant's 2026 Performance Incentive Sub-Plan. Pursuant to Rules 457(c) and 457(h), the registration fee was computed based upon $0.47, which is the average of the high and low selling prices of the Registrant's common stock as reported on the NYSE American on September 2, 2026, which date is within five business days before the filing date of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources